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                                                                    EXHIBIT 3.43

                                    DELAWARE          PAGE 1
                                THE FIRST STATE

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "NEW MABLETON BROADCASTING CORPORATION" AS RECEIVED AND FILED IN THIS OFFICE.

      THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

      CERTIFICATE OF INCORPORATION, FILED THE EIGHTEENTH DAY OF MARCH, A.D. 1999, AT 9 O'CLOCK A.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

                        [SEAL]       /s/ Harriet Smith Windsor
                                      ---------------------------
                                      Harriet Smith Windsor, Secretary of State

3018351   8100H                       AUTHENTICATION: 3404723
040734338                                       DATE: 10-12-04

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                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 9:00 AM 03/18/1999
                                                         991105649 - 3018351

                          CERTIFICATE OF INCORPORATION

                                       OF

                     NEW MABLETON BROADCASTING CORPORATION

      1. Name. The name of this corporation is New Mableton Broadcasting Corporation.

      2. Registered Office and Agent. The address of the registered office of this corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

      3. Purpose and Powers. The purpose of this corporation is to engage in radio broadcasting and any other lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").

      4. Capital Stock. The total number of shares of stock which this corporation shall have authority to issue is ten thousand (10,000) shares of Common Stock having a par value of $.01 per share.

      5. Incorporator. The name and mailing address of the incorporator is Christina M. Sinck, 1200 19th Street, N.W., Suite 500, Washington, DC 20036.

      6. Limitation of Liability. A director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. Any repeal or modification of this Article 6 shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of this corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification. The provisions of this Article 6 shall be deemed a contract with each director of the corporation who serves as such at any time while this Article is in effect, and each such director shall be deemed to be serving as such in reliance on the provisions of this Article 6. Any amendment or repeal of this Article 6 or adoption of any bylaw of the corporation or other provision of this Certificate of Incorporation which has the effect of increasing director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, by a director of the corporation prior to such amendment, repeal, bylaw or other provision becoming effective.

      7. Compromise or Arrangements. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within

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the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

      8. Indemnification. This corporation shall indemnify any director or officer of this corporation, and may indemnify any employee or agent of this corporation, to the fullest extent authorized or permitted by Section 145 of the General Corporation Law of Delaware, as now or hereafter in effect.

      THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, does make this certificate, hereby declaring and certifying that this is the undersigned's act and deed and the facts herein stated are true, and accordingly have hereunto set its hand this 18th day of March, 1999.

                                                      By: /s/ Christina M. Sinck
                                                          ----------------------
                                                          Christina M. Sinck